UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007

VMWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33622	No. 94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of a Director

On September 24, 2007, the Board of Directors (the “Board”) of VMware, Inc. (“VMware”) appointed Renee J. James as a member of the Board, effective immediately, to fill a vacancy resulting from an increase in the size of the Board. Ms. James will serve as a Group II, Class I director. Ms. James will not join any Committees of the Board at this time. Ms. James is Vice President and General Manager, Software and Solutions Group of Intel Corporation (“Intel”).

In July 2007, VMware entered into a stock purchase agreement (“Stock Purchase Agreement”) with Intel, pursuant to which Intel, through its affiliate, Intel Capital Corporation (“Intel Capital”), agreed to purchase 9.5 million shares of VMware’s Class A common stock at $23.00 per share for an aggregate purchase price of $218.5 million. Pursuant to the Stock Purchase Agreement, we agreed that our Board of Directors would appoint a new Board member, an Intel executive to be designated by Intel and acceptable to our Board. Ms. James was selected as a director pursuant to this agreement between Intel Capital and VMware. Due to Intel Capital’s investment in VMware, Ms. James has elected not to receive any compensation for her services as a member of the Board, and has also elected not to be reimbursed for her reasonable expenses in connection with her attendance at Board meetings. Intel Capital’s purchase of the 9.5 million shares of Class A common stock closed in August 2007.

VMware does business with Intel on a regular basis on the same or similar terms as would be negotiated with other third parties and anticipates that it will continue to do so in the future. VMware’s base virtualization platform virtualizes Intel architecture.

This report contains “forward-looking statements” as defined under the Federal securities laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures and new product introductions; (iv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (v) insufficient, excess or obsolete inventory; (vi) war or acts of terrorism; (vii) the ability to attract and retain highly qualified employees; (viii) fluctuating currency exchange rates; and (ix) other one-time events and other important factors disclosed previously and from time to time in VMware’s filings with the Securities and Exchange Commission. VMware disclaims any obligation to update any such forward-looking statement after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMWARE, INC.

Date: September 25, 2007	By:	/s/ Diane Greene
Diane Greene
President and Chief Executive Officer